UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): December 16, 1998


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                              TERA COMPUTER COMPANY
             (Exact name of registrant as specified in its charter)

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          Washington                  0-26820            93-0962605
(State or other jurisdiction of     (Commission       (I.R.S. Employer
 incorporation or organization)     File Number)     Identification No.)

                            2815 Eastlake Avenue East
                                Seattle, WA 98102
                    (Address of principal executive offices)



Registrant's telephone number, including area code:              (206) 490-2000
Registrant's facsimile number, including area code:              (206) 323-1318

                                      None
          (Former name or former address, if changed since last report)


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Item 5. Other Events

     On December 16, 1998, the Company raised $2,000,000, less expenses, through the private placement of 200,000 shares of its Common Stock and 40,336 common stock purchase warrants to two institutional investors, Genesee Fund Limited - Portfolio B and Koch Industries, Inc. The number of shares of Common Stock issuable by the Company are subject to adjustment in certain circumstances. The warrants are exercisable for five years at $10.04 per share, subject to adjustment. The Company expects to file a registration statement with the Securities and Exchange Commission in January, 1999, covering the resale of the Common Stock and the shares of Common Stock issuable upon exercise of the warrants.

     Effective December 28, 1998, the address and telephone numbers for the Company's principal executive offices will be:

                             411 First Avenue, S., Suite 600
                             Seattle, WA  98104-2860

     Telephone number, including area code:                      (206) 701-2000
     Facsimile number, including area code:                      (206) 701-2500


                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       TERA COMPUTER COMPANY


                                       By: /s/ KENNETH W. JOHNSON
                                               Kenneth W. Johnson
                                               Chief Financial Officer
December 21, 1998


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